Exhibit 99.1

Ault Global Holdings’ Subsidiary BitNile Leads a $15 Million Series A Investment in Decentralized Finance Platform

Las Vegas, NV, December 6, 2021 – Ault Global Holdings, Inc. (NYSE American: DPW) a diversified holding company (the “Company”), announced today that its subsidiary, BitNile, Inc. (“BitNile”), was the lead investor in a Series A offering from Earnity Inc. (“Earnity”), a San Mateo, Calif. based decentralized finance (“DeFi”) marketplace. Joining the Series A investment round are institutional investors Thorney, an Australian Securities Exchange-listed LIC company, and blockchain fund NGC Ventures. The investment by BitNile complements the Company’s announced plan to split into two public companies by pursuing a spin-off of Ault Alliance, Inc. (“Ault Alliance”) to its stockholders. Following the spin-off of Ault Alliance, the Company, through BitNile, will be a pure-play provider of Bitcoin mining and data center operations, pursuing DeFi-related initiatives. Ault Alliance will continue its focus on the Company’s legacy businesses and more recently initiated operations, including lending and investing in the real estate and distressed asset spaces, among others, defense, and power solutions, including electric vehicle charging products.

Earnity has raised over $20 million in 2021 and aims to democratize access to the broadest array of cryptocurrency assets in a secure, educational, and community-oriented platform to global customers. In so doing, Earnity will provide users with the ability to earn, learn, collect and gift a variety of tokens and portfolios. Earnity was founded by Domenic Carosa, Founder and Chairman of Banxa Holdings Inc. (OTCQX: BNXAF), a fiat-crypto payment processor for the digital asset industry and Co-Founder & Chairman of Apollo Capital, a crypto-focused investment fund, and is also led by an international team of executives with blockchain, fintech, and crypto experience with leading institutions including PayPal, eBay, Okcoin, Abra, JPMorgan, Visa, Western Union, and Google. Earnity expects to formally launch its beta platform early in the first quarter of 2022. Earnity’s website is www.earnity.com.

As part of the investment, the Company’s Executive Vice President of Alternative Investments, Christopher K. Wu, will join Earnity’s board of directors. In addition, Earnity and BitNile have agreed to form joint ventures to develop and co-promote portfolios of non-fungible tokens and other DeFi products and protocols.

The Company’s Founder and Executive Chairman, Milton “Todd” Ault, III said, “Earnity is a transformational investment for BitNile as it embarks on not only mining Bitcoin, the foundation of the crypto revolution, but also on bringing the benefits of DeFi to individuals worldwide.”

Domenic Carosa, Earnity’s founder, says, “We are thrilled to be partnering with Todd Ault, Chris Wu and the BitNile team, who share our vision of universal access to crypto in a safe, easy and engaging way, thereby aligning crypto’s original premise of fostering peer-to-peer interactions. We are looking ahead to launching many valuable services and supporting the growing crypto community in the coming months.”

For more information on Ault Global Holdings and its subsidiaries, the Company recommends that stockholders, investors, and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.AultGlobal.com or available at www.sec.gov.

About Ault Global Holdings, Inc.

Ault Global Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Global Holdings’ headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.AultGlobal.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.AultGlobal.com.

Contacts:

IR@AultGlobal.com or 1-888-753-2235